Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 27, 2019, relating to the financial statements and financial highlights of Gadsden Dynamic Multi-Asset ETF, a series of ETF Series Solutions, for the period ended October 31, 2019, and to the reference to our firm under the heading “Financial Highlights” in the Prospectus.

/s/ Cohen & Company, Ltd.

Cohen & Company, Ltd.

Milwaukee, Wisconsin

November 2, 2020